UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 15, 2021

(Date of the earliest event reported)

Simulations Plus, Inc.

(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42505 10th Street West, Lancaster, California 93534-7059

(Address of principal executive offices) (Zip Code)

661-723-7723

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14z-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 19, 2021, Simulations Plus, Inc., a California corporation (the “Company”) and Shawn O’Connor, the Company’s Chief Executive Officer, entered into a First Amendment to Employment Agreement (the “Amendment”). The Amendment revises Section 4.3(a) of Mr. O’Connor’s Employment Agreement, dated September 3, 2021 (the “Employment Agreement”), to provide that Mr. O’Connor shall be eligible, on an annual basis, to receive a target cash performance bonus based on individual and corporate metrics, which target shall be 50% of Mr. O’Connor’s base salary; provided, however, that the actual amount of such bonus, if any, may be less than or exceed the target amount and shall be determined by the Board of Directors (the “Board”), in its sole discretion, based upon recommendation by the Compensation Committee of the Board. The Amendment does not alter any other terms of the Employment Agreement.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, a copy of the Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K (“Current Report”), which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Mr. O’Connor’s Employment Agreement

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” related to the Amendment is incorporated by reference into this Item 5.02.

Resignation of Director

On November 15, 2021, David Ralph submitted his resignation as a director of the Company, effective November 30, 2021. Mr. Ralph’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Director

On November 15, 2021, the Company’s Board appointed Sharlene Evans as a director of the Company, effective December 1, 2021, to fill the vacant Board seat resulting from Mr. Ralph’s resignation. She will hold this position until the Company’s next annual meeting of shareholders or until her successor is elected and qualified, subject to her earlier death, resignation or removal. In addition, Ms. Evans will serve as a member of the Audit Committee and Compensation Committee of the Board.

There is no arrangement or understanding between Ms. Evans and any other person pursuant to which Ms. Evans was selected as a director of the Company. Other than the Company’s formal plan for compensating its directors for their services, there are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Ms. Evans in connection with her election to the Board, nor are there any grants or awards made to Ms. Evans in connection therewith. Ms. Evans is not a participant in, nor is she to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01	Regulation FD Disclosure

On November 19, 2021, the Company issued a press release announcing the appointment of Ms. Evans to the Board, effective December 1, 2021. A copy of the press release is attached as Exhibit 99.1 to this Current Report, which is incorporated herein by reference.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Current Report shall not be deemed an admission as to the materiality of any information in this report on Current Report that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, by and between Simulations Plus, Inc. and Shawn O’Connor, dated November 19, 2021.
99.1	Press Release, dated November 19, 2021.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIMULATIONS PLUS, INC.

November 19, 2021	By: /s/ Will Frederick
Will Frederick
Chief Financial Officer